EXHIBIT 24

POWER OF ATTORNEY

The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints Michael R. Mills, Amy M. Tucker and Jerry F. Perkins Jr. and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Report on Form 10-K for the year ended December 31, 2014 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.

The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 13th day of February, 2015.

/s/ Elaine L. Chao
Elaine L. Chao

/s/ Thomas A. Fanning
Thomas A. Fanning

/s/ O.B. Grayson Hall, Jr.
O.B. Grayson Hall, Jr.

/s/ Cynthia L. Hostetler
Cynthia L. Hostetler

/s/ Donald M. James
Donald M. James

/s/ Douglas J. McGregor
Douglas J. McGregor

/s/ Richard T. O'Brien
Richard T. O'Brien

/s/ James T. Prokopanko
James T. Prokopanko

/s/ Donald B. Rice
Donald B. Rice

/s/ Lee J. Styslinger, III
Lee J. Styslinger, III

/s/ Vincent J. Trosino
Vincent J. Trosino

/s/ Kathleen Wilson-Thompson
Kathleen Wilson-Thompson

Exhibit 24